Exhibit 99.1

Robert J. Coury to Transition from Executive Chairman of Viatris to Chairman Emeritus and Senior Strategic Advisor to the Board and Management at the End of the Year

Coury will serve in this new role until the end of 2025

Pittsburgh – May 22, 2023 – Viatris Inc. (NASDAQ: VTRS), a global healthcare company, announced today that as a result of the strength and stability that Viatris has achieved since its formation in 2020, including its ninth consecutive quarter of solid execution and performance, as well as the successful completion of the integration of its two legacy companies, Robert J. Coury, the key architect behind Viatris’ unique and powerful global platform, will once again transition his role, this time from his current position of Executive Chairman to Chairman Emeritus and Senior Strategic Advisor to the board and management following the company’s 2023 annual meeting of shareholders. The annual meeting for 2023 is anticipated to occur in mid-December of this year, at which time Mr. Coury will not be standing for re-election.

Given his longstanding and critical connection to, as well as direct oversight of, many of Viatris’ significant ongoing business matters and strategic development opportunities, Coury will continue to serve the company in this new non-employee, strategic advisor capacity until the end of 2025 when the term of his contract would have otherwise expired. This will not only ensure a smooth transition but also help limit potential business or strategic disruptions. The Viatris board will select a new independent chair of the board who will be announced in the coming months and whose tenure is intended to begin following the 2023 annual meeting.

Robert J. Coury said, “Given the success and stability of Viatris to date and the sustainable future I see ahead for the company as we near the completion of our Phase 1 long-term strategic plan, I am very pleased to be in a position to plan a clear and orderly transition for the company. This will provide an opportunity for its leaders to further progress and grow, while I also remain available to continue to advise the board and management on ongoing matters and help ensure the success of the company’s long-term goals. With Viatris’ powerful foundation now securely in place, with Scott A. Smith at the helm as our new CEO, and with the clear and defined path that we established for growth going forward, I have never been more confident in the future of our company, our employees and all of our stakeholders than I am today.”

Coury concluded, “I have had the great fortune and opportunity over time to work with many leadership teams and board members in addition to Scott and our current members of the board, as we have successfully set and then executed against our long-term vision and our mission of access. I want to sincerely thank each and every one of them for their commitment and partnership. However, it is really the employees of Viatris, including all those who came during my time with Mylan and those who joined the company just a few short years ago from Upjohn, who have done the real work to turn our strategic vision and mission into a reality. Time after time, each and every one of them has stepped up whenever called upon to do whatever it took to get the job done. It has been, and will always be, my true privilege to serve them.”

Viatris Lead Independent Director, Mark Parrish said, “Throughout my entire time working with Robert, I have found him to be a true visionary who has worked tirelessly for more than two decades overseeing the execution of his vision to build Mylan and now Viatris into one of the most powerful global platforms in our industry today. He has truly been the key architect behind the company’s constant pursuit and achievement of unmatched global access and scale across our manufacturing, R&D, product portfolio, and geographic footprint, all while maintaining one of the strongest balance sheets within our sector. His foresight also led to the creation of what is known as the company’s Global Healthcare Gateway, a unique asset that can provide an entry point for any other pharmaceutical company within the industry that has the desire to leverage Viatris’ one-of-a-kind global footprint.

Added Parrish, “In an industry that is incredibly fast-paced and ever evolving, the board is unanimous in its belief that Robert’s trademark combination of vision, passion and long-term strategic thinking has positioned Viatris as one of the strongest companies within our industry segment and further sets the stage for the sustainable future we see for the company, as we continue to grow and move up the pharmaceutical value chain. Thanks to Robert’s oversight, and with Phase 1 of our strategic plan nearly complete and a clear path set for Phase 2, we find our company extremely well-positioned and with a defined mission of providing global patient access and a commitment to its pursuit that we believe will be long-lasting.”

Parrish concluded, “Another one of Robert’s most important responsibilities was his mentoring of management, and we are pleased that he has agreed to continue to perform this role and remain available to them and to the board whenever needed as Chairman Emeritus and Senior Strategic Advisor. On behalf of every member of the board, past and present, we cannot thank Robert enough for all that he has done to position the company for this moment, and for the long-term success we see ahead.”

Viatris CEO, Scott A. Smith commented, “From the first day that I had the opportunity to meet Robert when initially discussing the opportunity to join the Viatris board, I couldn’t help but be struck by his incredible energy, engagement, passion and love for the company and its people. My appreciation for his intense commitment and knowledge only deepened as I saw him in action leading the board, helping support the management team, and interacting with our internal teams and external partners around the globe. Robert has a deeply strategic mindset and vast industry and business expertise, but as importantly, it is clear to me as both a board member and as CEO that he commands the genuine respect of all those who work with him and around him. I consider him one of the strongest leaders in the industry, and I am grateful that he will remain available to advise me and the board on many ongoing business matters and other strategic development activities. I cannot thank him enough for his support and guidance over the past several months and know he will continue to be an invaluable resource as I take the torch that he has passed to me as CEO and we move the company into its next phase of opportunity and growth.”

About Viatris

Viatris Inc. (NASDAQ: VTRS) is a global healthcare company empowering people worldwide to live healthier at every stage of life. We provide access to medicines, advance sustainable operations, develop innovative solutions and leverage our collective expertise to connect more people to more products and services through our one-of-a-kind Global Healthcare Gateway®. Formed in November 2020, Viatris brings together scientific, manufacturing and distribution expertise with proven regulatory, medical, and commercial capabilities to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris’ portfolio comprises more than 1,400 approved molecules across a wide range of therapeutic areas, spanning both non-communicable and infectious diseases, including globally recognized brands, complex generic and branded medicines and a variety of over-the-counter consumer products. With more than 38,000 colleagues globally, Viatris is headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com and investor.viatris.com, and connect with us on Twitter, LinkedIn, Instagram and YouTube.

Forward-looking Statements

This press release includes statements that constitute “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements may include statements that Robert J. Coury, the key architect behind Viatris’ unique and powerful global platform, will once again transition his role, this time from his current position of Executive Chairman to Chairman Emeritus and Senior Strategic Advisor to the board and management following the company’s 2023 annual meeting of shareholders; the annual meeting for 2023 is anticipated to occur in mid-December of this year, at which time Mr. Coury will not be standing for re-election; given his longstanding and critical connection to, as well as direct oversight of, many of Viatris’ significant ongoing business matters and strategic development opportunities, Coury will continue to serve the company in this new non-employee strategic advisor capacity until the end of 2025 when the term of his contract would have otherwise expired; this will not only ensure a smooth transition but also help limit potential business or strategic disruptions; the Viatris board will select a new independent chair of the board who will be announced in the coming months and whose tenure is intended to begin following the 2023 annual meeting; given the success and stability of Viatris to date and the sustainable future I see ahead for the company as we near the completion of our Phase 1 long-term strategic plan, I am very pleased to be in a position to plan a clear and orderly transition for the company; this will provide an opportunity for its leaders to further progress and grow, while I remain available to continue to advise the board and management on ongoing matters and help ensure the success of the company’s long-term goals; with Viatris’ powerful foundation now securely in place, with Scott A. Smith at the helm as our new CEO, and with the clear and defined path that we established for growth going forward, I have never been more confident in the future of our company, our employees and all of our stakeholders than I am today; his foresight also led to the creation of what is known as the company’s Global Healthcare Gateway, a unique asset that can provide an entry point for any other pharmaceutical company within the industry that has the desire to leverage Viatris’ one-of-a-kind global footprint; in an industry that is incredibly fast-paced and ever evolving, the board is unanimous in its belief that Robert’s trademark combination of vision, passion and long-term strategic thinking has positioned Viatris as one of the strongest companies within our industry segment and further sets the stage for the sustainable future we see for the company as we continue to grow and move up the pharmaceutical value chain; thanks to Robert’s oversight, and with Phase 1 of our strategic plan nearly complete and a clear path set for Phase 2, we find our company extremely well-positioned and with a defined mission of providing global patient access and a commitment to its pursuit that we believe will be long-lasting; another one of Robert’s most important responsibilities was his mentoring of management, and we are pleased that he has agreed to continue to perform this role and remain available to them and to the board whenever needed as Chairman Emeritus and Senior Strategic Advisor; on behalf of every member of the board, past and present, we cannot thank Robert enough for all that he has done to position the company for this moment, and for the long-term success we see ahead; and I cannot thank him enough for his support and guidance over the past several months and know he will continue to be an invaluable resource as I take the torch that he has passed to me as CEO and we move the company into its next phase of opportunity and growth. Factors that could cause or contribute to such differences include, but are not limited to: the possibility that the Company may be unable to realize the intended benefits of, or achieve the intended goals or outlooks with respect to, its strategic initiatives; the possibility that the Company may be unable to achieve expected benefits, synergies and operating efficiencies in connection with acquisitions, divestitures, or its global restructuring program, within the expected timeframe or at all; impairment charges or other losses related to the divestiture or sale of businesses or assets; the Company’s failure to achieve expected or targeted future financial and operating performance and results; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by COVID-19; actions and decisions of healthcare and pharmaceutical regulators; changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any regulatory, legal or other impediments to Viatris’ ability to bring new products to market, including but not limited to “at-risk” launches; Viatris’ or its partners’ ability to develop, manufacture, and commercialize products; the scope, timing and outcome of any ongoing legal proceedings, and the impact of any such proceedings; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with international operations; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in Viatris’ or its partners’ customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of Viatris or its partners; uncertainties and matters beyond the control of management, including general economic conditions, inflation and exchange rates; failure to execute stock repurchases consistent with current expectations; stock price volatility; and the other risks described in Viatris’ filings with the Securities and Exchange Commission (SEC). Viatris routinely uses its website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Viatris undertakes no obligation to update these statements for revisions or changes after the date of this release other than as required by law.

Contacts:

MEDIA	INVESTORS
+1.724.514.1968	+1.412.707.2866
Communications@viatris.com	InvestorRelations@viatris.com

Jennifer Mauer	Bill Szablewski
Jennifer.Mauer@viatris.com	William.Szablewski@viatris.com

Matt Klein
Matthew.Klein@viatris.com

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